UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2014

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glastonbury Boulevard, Suite 200 Glastonbury, CT	06033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 18, 2014, the United Financial Bancorp, Inc. (the “Company”) Board of Directors elected Paula A. Aiello to serve as a director of the Company, filling a vacancy to restore the number of Company Directors to ten. Ms. Aiello will be nominated for election to a four year term at the Company’s annual shareholders meeting in 2014.

Ms. Aiello is currently a Director of the Company’s subsidiary, United Bank, and will remain as a Director on that Board as well. There are no arrangements or understandings between Ms. Aiello and the Company or any other person, pursuant to which she was selected as a Director. Ms. Aiello is not a party to any related party transactions with the Company or United Bank that would be required to be disclosed under Regulation S-K, Item 404(a). There are no material plans, contracts or arrangements (whether or not written) to which Ms. Aiello is a party or in which she participates that were entered into, or material amendment made in connection with her election, nor were there any grants or awards to her or modifications thereto, under any such plans, contracts or arrangements in connection with her election.

Ms. Aiello has been named to the following Committees of the Company’s Board of Director: Audit, Compensation and Governance and Nominating Committees (she remains a member of those same Committees of United Bank).

Item 8.01. Other Events.

The Company issued a press release regarding the matters described in Item 5.02(d). The complete text of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Number	Description

Exhibit 99.1	Press Release dated June 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2014	UNITED FINANCIAL BANCORP, INC.
Registrant

	By:	/s/ William H. W. Crawford, IV
William H. W. Crawford, IV
Chief Executive Officer

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Press Release dated June 24, 2014.

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